SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)    JUNE 20, 2004
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                          CHELSEA PROPERTY GROUP, INC.

             (Exact name of registrant as specified in its charter)

        MARYLAND                         1-12328                22-3251332

(State or other jurisdiction             (Commission            (IRS Employer ID
 of incorporation)                       File Number)           Number)


103 EISENHOWER PARKWAY, ROSELAND, NEW JERSEY                          07068
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(Address of principal executive offices)                              (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:               (973) 228-6111

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         (Former name or former address, if changed since last report)



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Item 5.  OTHER EVENTS

     On June 21, 2004, Chelsea Property Group, Inc. ("Chelsea") and Simon Property Group, Inc. ("Simon") announced that they had entered into a definitive Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 20, 2004, by and among Simon, Simon Property Group, L.P. ("SPG LP"), Simon Acquisition I, LLC ("Merger Sub"), Simon Acquisition II, LLC ("L.P. Merger Sub"), Chelsea and CPG Partners, L.P. ("CPG LP"), which provides for, among other things, the acquisition of Chelsea by Simon.

     Pursuant to the Merger Agreement, Merger Sub shall merge with and into Chelsea, with Chelsea as the surviving corporation (the "REIT Merger"). As a result of the REIT Merger, each share (other than shares owned by Simon, Chelsea or their respective wholly owned subsidiaries) of common stock, par value par value $.01 per share, of Chelsea ("Chelsea Common Stock") shall be converted into the right to receive (i) $36.00 in cash (the "Base Cash Consideration" which may be adjusted pursuant to the proviso of the next sentence), (ii) a fraction of a fully paid and nonassessable share of common stock, par value $0.0001 per share, of Simon ("Simon Common Stock") equal to the Common Exchange Ratio (as defined below and which Common Exchange Ratio is subject to adjustment as set forth below), and (iii) a fraction of a fully paid and nonassessable share of 6% preferred stock of Simon (the "Simon 6% Preferred Stock") equal to the Preferred Exchange Ratio (as defined below). The shares of Simon 6% Preferred Stock have a liquidation preference of $50 per share, have no maturity date, are convertible at the option of the holder into Simon Common Stock upon, among other things, the achievement of certain price targets for the Simon Common Stock, and are redeemable at the option of Simon after five years from the date of issuance upon the achievement of certain price targets for the Simon Common Stock.

     As used herein, the "Common Exchange Ratio" means 0.2936 and the "Preferred Exchange Ratio" means 0.3000, each appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or other similar transactions; provided, however, that (i) in the event that the average of ten randomly selected closing prices of Simon Common Stock on the New York Stock Exchange (the "NYSE") during the period of the 30 most recent trading days ending on the fifth business day prior to the Closing Date (the "Closing Date Market Price") is greater than $58.75 (the "Upper Limit Price"), then the Common Exchange Ratio shall be adjusted to equal 0.2936 multiplied by a fraction, the numerator of which is the Upper Limit Price, and the denominator of which is the Closing Date Market Price, and (ii) in the event that the Closing Date Market Price is less than $43.43 (the "Lower Limit Price"), then the Base Cash Consideration shall be increased by an amount equal to the product of (x) an amount equal to (1) 0.2936 multiplied by a fraction, the numerator of which is the Lower Limit Price, and the denominator of which is the Closing Date Market Price less (2) the Common Exchange Ratio multiplied by (y) the Closing Date Market Price, rounded to the nearest cent. In addition, in connection with the REIT Merger, each share (other than shares owned by Simon, Chelsea or their respective wholly owned subsidiaries) of 8-3/8% Series A Cumulative Redeemable Preferred Stock of Chelsea issued and outstanding immediately prior to the effective time of the REIT Merger shall be converted into the right to receive one fully paid and nonassessable share of Simon 8-3/8% cumulative redeemable preferred stock.

     Pursuant to the Merger Agreement, L.P. Merger Sub shall merge with and into CPG LP, with CPG LP as the surviving partnership (the "OP Merger"). As a result of the OP Merger, each common unit (other than units owned by Simon, Chelsea or their respective wholly owned subsidiaries) of CPG LP ("CPG LP Common Units") shall be converted into the right to receive (i) a fraction of a SPG LP common interest ("SPG LP Common Interest") equal to the Common Interest Exchange Ratio (as defined below) and (ii) a fraction of a SPG LP preferred interest ("SPG LP Preferred Interest" and, together with the SPG LP Common Interests", the "SPG LP Interests") equal to the Preferred Interest Exchange Ratio (as defined below) (collectively, the "OP Merger Consideration"). The SPG LP Preferred Interests shall have substantially the same economic terms as the Simon 6% Preferred Stock, except that they shall be (i) convertible at the option of the holder into SPG LP Common Units on substantially the same terms as the Simon 6% Preferred Stock shall be convertible into Simon Common Stock and (ii) exchangeable at the option of the holder for Simon 6% Preferred Stock.

     As used herein, the "Common Interest Exchange Ratio" means 0.6459 and the "Preferred Interest Exchange Ratio" means 0.6600, each appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or other similar transactions; provided, however, that (i) in the event that the Closing Date Market Price is greater than the Upper Limit Price, then the Common Interest Exchange Ratio shall be adjusted to equal 0.6459 multiplied by a fraction, the numerator of which is the Upper Limit Price, and the denominator of which is the Closing Date Market Price, and (ii) in the event that the Closing Date Market Price is less than the Lower Limit Price, then the Common Interest Exchange Ratio shall be adjusted to equal 0.6459 multiplied by a fraction, the numerator of which is the Lower Limit Price, and the denominator of which is the Closing Date Market Price.

     Holders of CPG LP Common Units shall have the option to elect to exchange with SPG LP their CPG LP Common Units for the OP Merger Consideration immediately prior to the effective time of the OP Merger. If all of the holders of CPG LP Common Units elect to exchange their units for the OP Merger Consideration, Simon does not currently contemplate consummating the OP Merger.

     In connection with the Merger Agreement, Simon and SPG LP entered into voting agreements, each dated as of June 20, 2004 (the "Voting Agreements"), with certain limited partners of CPG LP (the "CPG Limited Partners") who hold approximately 78.5% of the CPG LP Common Units and approximately .7% of the outstanding Chelsea Common Stock. Pursuant to the Voting Agreements, the CPG Limited Partners agreed to vote their CPG LP Common Units and their Chelsea Common Stock in favor of the OP Merger and the REIT Merger, respectively.

     Consummation of the REIT Merger is subject to various conditions, including: (i) receipt of the approval of at least 66-2/3% of the voting power of the outstanding shares of Chelsea Common Stock entitled to vote on the REIT Merger; (ii) receipt of the affirmative vote or consent of the holders of a majority of the voting power of CPG LP's limited partnership units entitled to vote on the OP Merger; (iii) the declaration of effectiveness by the Securities and Exchange Commission of a registration statement covering the Simon Common Stock and Simon 6% Preferred Stock to be issued in the REIT Merger; (iv) listing on the NYSE, subject to notice of issuance, of the shares of Simon Common Stock and Simon 6% Preferred Stock to be issued in the REIT Merger and the shares of Simon Common Stock to be reserved for issuance upon conversion of SPG LP Interests issued in the OP Merger; and (v) receipt of tax opinions.

     A copy of the press release issued by Simon and Chelsea on June 21, 2004, the Merger Agreement, the Voting Agreements and the Simon 6% Preferred Stock Term Sheet are attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, and are each incorporated herein by this reference.

Item 7(c).  EXHIBITS

99.1 Press Release Issued by Simon and Chelsea on June 21, 2004.

99.2 Agreement and Plan of Merger, dated as of June 20, 2004, by and among Simon, SPG LP, Merger Sub, L.P. Merger Sub, Chelsea and CPG LP.

99.3 Form of Voting Agreement, dated as of June 20, 2004, by and among Simon, SPG LP and certain limited partners of CPG LP.

99.4 Simon 6% Preferred Stock Term Sheet.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CHELSEA PROPERTY GROUP, INC.


                                        By: /s/ Michael J. Clarke
                                           ------------------------------------
                                           Name:   Michael J. Clarke
                                           Title:  Executive Vice President and
                                                   Chief Financial Officer

Dated:  June 22, 2004

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                                  EXHIBIT INDEX

EXHIBIT NUMBER           DESCRIPTION

   99.1                  Press release dated June 21, 2004
   99.2 Agreement and Plan of Merger, dated as of June 20, 2004, by and among Simon, SPG
                         LP, Merger Sub, L.P. Merger Sub, Chelsea and CPG LP
   99.3 Form of Voting Agreement, dated as of June 21, 2004, by and among Simon, SPG LP and certain limited partners of CPG LP
   99.4                  Simon 6% Preferred Stock Term Sheet